As filed with the Securities and Exchange Commission on January 30, 1996

                                                      Registration No. 33-_____




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              ---------------

                        FLORIDA PROGRESS CORPORATION
           (Exact name of registrant as specified in its charter)

      Florida                                             59-2147112
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             One Progress Plaza
                       St. Petersburg, Florida  33701
                      Telephone Number (813) 824-6400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             James V. Smallwood
                                 Treasurer
                        Florida Progress Corporation
                           3201 34th Street South
                         St. Petersburg, FL  33711
                               (813) 866-5647
(Name, address, including zip code, and telephone number, including area code, of agent for service)

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

                            -------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ____________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]
                         --------------------------

                      CALCULATION OF REGISTRATION FEE


Title of Each                            Proposed Maximum        Proposed Maximum
Class of Securities     Amount to be     Offering Price Per     Aggregate Offering         Amount of
to be Registered         Registered          Unit (1)                 Price (1)         Registration Fee

Common Stock, without
 par value (2) . . . . 350,000 Shs.(3)     $35.50                  $12,425,000            $4,285




(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based on the average of the high and low sales prices of the Common Stock in New York Stock Exchange Composite Transactions on January 25, 1996.
(2) Includes rights to purchase units of Series A Junior Participating Preferred Stock.
(3) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein relates to an aggregate of 593,342 shares, consisting of the 350,000 shares being registered hereby and the 243,342 shares that are as yet unsold that were registered for resale under the Company's Registration Statement on Form S-3 (No. 33-56873) that was filed with the Commission on December 15, 1994.

                           ----------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            Legend for left hand margin of cover of prospectus:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS


                               593,342 SHARES

                        FLORIDA PROGRESS CORPORATION

                                COMMON STOCK

                            -------------------


      This Prospectus relates to up to 593,342 shares (the "Shares") of Common Stock, without par value ("Common Stock"), of Florida Progress Corporation, a Florida corporation (the "Company"), which may be offered and sold by the selling stockholders named herein (the "Selling Stockholders") pursuant to this Prospectus from time to time. The Shares were acquired from the Company under a certain agreement more particularly described herein under the heading "FMI Acquisition." The Company will receive no part of the proceeds from the sale of the Shares.

      The distribution of the Shares by the Selling Stockholders may be effected by ordinary brokers' transactions, block trades, purchases by a broker or dealer as principal, fixed price offerings, exchange distributions or special offerings in accordance with the rules of the New York Stock Exchange, Pacific Stock Exchange or any other exchange on which the Common Stock is traded, and transactions in which the broker solicits purchasers. See "Plan of Distribution." The Company will pay the expenses of registration of the Shares. The Selling Stockholders will pay all fees and expenses of their own legal counsel and accountants and all commissions or transfer taxes, if any. The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholders."

      The Shares are traded on the New York Stock Exchange and The Pacific Stock Exchange under the symbol FPC.

                       ------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
               OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------


              The date of this Prospectus is February __, 1996.

                           AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, DC 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

      This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the SEC under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement for further information with respect to the Company and the Shares offered hereby.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the SEC (File No. 1-8349), as amended, are incorporated herein by reference:

            1. Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC on March 30, 1995;

            2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the SEC on May 11, 1995, August 11, 1995 and November 13, 1995, respectively.

            3. Current Reports on Form 8-K dated January 23, 1995, February 9, 1995, April 20, 1995, July 20, 1995, October 19, 1995 and January 22,
      1996, as filed with the SEC on January 25, 1995, February 10, 1995, April 21, 1995, July 24, 1995, October 24, 1995 and January 24, 1996,
      respectively.

            4. The description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B (No. 1-8349) that was filed with the SEC on May 21, 1982, as updated by the following reports of the Company, each of which is also incorporated herein by reference: Part II,
      Item 2 of Quarterly Report on Form 10-Q for the quarter ended March 31, 1985 that was filed with the SEC on May 14, 1985; Part II, Item 4 of Quarterly Report on Form 10-Q for the quarter ended March 31, 1990 that was filed with the SEC on May 14, 1990; and the Current Report on Form 8-K dated November 21, 1991 that was filed with the SEC on November 27, 1991.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement, if any) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information that has been incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests for such copies should be directed to: Florida Progress Corporation, Investor Services, P.O. Box 33042, St. Petersburg, Florida 33733, or telephone toll free 1-800-352-1121.


                                THE COMPANY

      Florida Progress Corporation is a diversified electric utility holding company headquartered in St. Petersburg, Florida and was incorporated in Florida on January 21, 1982. The Company's primary subsidiary is Florida Power Corporation ("Florida Power"). Florida Power was incorporated in Florida in 1899 and is an operating utility engaged in the generation, purchase, transmission, distribution and sale of electricity primarily within the State of Florida. Florida Power's service area covers about 20,000 square miles in central and northern Florida and along the west coast of the state and includes St. Petersburg and Clearwater as well as the areas surrounding Walt Disney World, Orlando, Ocala and Tallahassee.

      The Company's diversified operations are owned directly or indirectly through Progress Capital Holdings, Inc. ("PCH"), a Florida corporation and wholly owned subsidiary of the Company that was incorporated in 1988. PCH holds the capital stock of, and provides funding for, the Company's diversified subsidiaries, which include the following:

      Electric Fuels Corporation -- Formed in 1976, Electric Fuels is an energy and transportation company serving utility and industrial companies, including Florida Power. Its major businesses include coal mining, procurement and transportation; bulk commodities transportation; railcar repair and railcar parts manufacturing and reconditioning; and rail and trackworks components.

      Mid-Continent Life Insurance Company -- Acquired in 1986, Mid-Continent is a life insurance company headquartered in Oklahoma City which has been in business since 1909. Its principal product is a low-premium death benefit policy which is sold through independent agents.

      Progress Credit Corporation -- Formed in 1983, Progress Credit is a financial services and real estate company with lending and leasing activities (primarily involving commercial aircraft, real estate, locomotives and medical equipment) and real estate projects. In 1991, the Company began an orderly withdrawal from these lending and leasing and real estate businesses.

      The Company has its principal offices at One Progress Plaza, St. Petersburg, Florida 33701, and its telephone number is (813) 824-6400.


                              FMI ACQUISITION

      The Shares were issued by the Company to the Selling Stockholders in connection with the acquisition of FM Industries, Inc., a Texas corporation ("FMI"), headquartered in Fort Worth, Texas, pursuant to an Agreement and Plan of Merger dated as of December 1, 1994, by and among the Company, EFC Merger Corp., FMI and the Selling Stockholders (the "Merger Agreement"). As a result of the acquisition, FMI became an indirect wholly owned subsidiary of the Company. FMI carries on the business of manufacturing, reconditioning and distributing railcar cushioning units and hydraulic hammers and compactors used in the construction industry.


                           SELLING STOCKHOLDERS

      The Shares are being registered pursuant to the terms of the Merger Agreement, pursuant to which the Company acquired FMI from the Selling Stockholders. See "FMI Acquisition." The following table sets forth at January 1, 1996, and as adjusted to reflect the sale by the Selling Stockholders of the Shares offered hereby, certain information with respect to the beneficial ownership of the Common Stock by the Selling Stockholders:

                                             Beneficial Ownership           Shares
                                                   Prior to                 Being         Beneficial Ownership
                                                 Offering (1)              Offerd (1)        After Offering
                                             --------------------          -----------    --------------------
Name                                         Shares        Percent                        Shares       Percent
----------------------------------           ------        -------                        ------       -------

Sam Braunagel . . . . . . . . . . .          175,000          *              175,000          0             0

Leo Kane. . . . . . . . . . . . . .           35,000          *               35,000          0             0

Allan J. Kvasnicka. . . . . . . . .          122,500          *              122,500          0             0

John L. Marion. . . . . . . . . . .           19,250          *               19,250          0             0

John Mason. . . . . . . . . . . . .           19,250          *               19,250          0             0

O. Elwyn Seay (2) . . . . . . . . .           75,342          *               75,342          0             0

Anne Burnett Windfohr . . . . . . .           77,000          *               77,000          0             0

Craig W. Wycoff . . . . . . . . . .           70,000          *               70,000          0             0

--------------------
* Less than one percent.


(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2)   Mr. Seay is President of FMI.


                            PLAN OF DISTRIBUTION

  The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, The Pacific Stock Exchange or any one or more exchanges on which the Common Stock is traded or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold in one or more of the following ways: (a) ordinary brokers' transactions; (b) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (d) "fixed price offerings" off the floor of the exchanges or "exchange distributions" and "special offerings" of shares in accordance with the rules of such exchange; and (e) transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

  Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, fixed price offering, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer or transaction in which the broker solicits purchasers, a supplemental prospectus will be filed, if required, pursuant to Rule 424 under the Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) other facts material to the transaction.


                        DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock without par value and 10,000,000 shares of preferred stock without par value. No shares of preferred stock are outstanding. The Common Stock is traded on the New York and Pacific Stock Exchanges under the ticker symbol FPC. The following descriptions summarize certain relevant attributes of the Common Stock, but they do not purport to be complete and are qualified in their entirety by reference to the complete descriptions appearing in the following documents: (i) the Company's Restated Articles of Incorporation, as amended (the "Company's Articles"), (ii) the Company's By-laws, as amended, (iii) Florida Power's Amended Articles of Incorporation, as amended ("Florida Power's Articles"), (iv) Florida Power's By-laws, as amended and (v) the Shareholder Rights Agreement dated November 21, 1991, between the Company and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as Rights Agent (the "Shareholder Rights Agreement").

  Dividend Rights. Subject to the preferential rights of preferred shareholders and the restrictions referred to below, dividends may be declared on the Common Stock out of funds legally available for the payment thereof. All shares of Common Stock participate equally with respect to dividends.

  Dividend Restrictions. The Company's Articles do not limit the dividends that may be paid on the Company's Common Stock. However, the primary source for payment of the Company's dividends consists of dividends paid to it by Florida Power. Florida Power's Articles and its Indenture dated as of January 1, 1944, as supplemented, under which it issues first mortgage bonds (the "Mortgage Bond Indenture"), both contain provisions restricting dividends in certain circumstances. At January 1, 1996, Florida Power's ability to pay dividends was not, nor was it expected to be, limited by these restrictions.

  Florida Power's Articles provide that no dividends (other than dividends payable in common stock) shall be paid, nor shall any common stock be acquired for value, if the aggregate amount thereof since April 30, 1944, including the amount then proposed to be expended, plus all other charges to retained earnings since April 30, 1944, exceeds (a) all credits to retained earnings since April 30, 1944, plus (b) all amounts credited to capital surplus after April 30, 1944, arising from the donation to Florida Power of cash or securities (other than securities junior to the preferred stock and preference stock as to assets and dividends) or transfers of amounts from retained earnings to capital surplus. Florida Power's Articles also provide that cash dividends on common stock shall be limited to 75% of net income available for common stock if common stock equity falls below 25% of total capitalization, and to 50% if common stock equity falls below 20%. On December 31, 1995, Florida Power's common stock equity was approximately 54.8% of total capitalization.

  The Mortgage Bond Indenture provides that dividends will not be paid (except a dividend in Florida Power's own common stock) upon Florida Power's common stock except out of net income of Florida Power subsequent to December 31, 1943.

  The Company and PCH have entered into an Amended and Restated Support Agreement dated as of February 1, 1991, pursuant to which the Company has agreed to cause PCH to have at the last day of each month a net worth (defined generally as the sum of capital stock and retained earnings minus the sum of treasury stock and intangible assets) equal to $150,000,000, plus 50% of PCH's consolidated net income since January 1, 1990 (and not minus any consolidated net loss), plus the net proceeds to PCH of any capital stock or equity contribution issued to or made by the Company or any subsidiary of the Company since January 1, 1990, other than an equity contribution consisting of capital stock or assets of a subsidiary of the Company. As of December 31, 1995, PCH's net worth was approximately $106.6 million higher than the amount required under this agreement.

  The Company's other subsidiaries do not have any material restrictions on the dividends that may be paid to the Company.

  Voting Rights; Classified Board. Each holder of Common Stock is entitled to one vote for each share held. The Company's Board of Directors consists of twelve persons and is classified into three classes serving staggered three-year terms. Cumulative voting is not permitted. The effect of the classified Board, together with the Fair Price Provision and the Shareholder Rights Agreement (each described below), may make it difficult for any person to acquire control of the Company and remove management by means of a hostile takeover.

  Liquidation Rights. All shares of Common Stock of the Company rank equally, and are entitled to share ratably, in the distribution of all available assets upon any dissolution, liquidation or winding up of the Company.

  Fair Price Provision. Unless otherwise approved by the Company's Board of Directors, the Company's Articles provide that certain business combinations require 75% shareholder approval unless certain fair price and procedural requirements are met.

  Affiliated Transaction and Control-Share Acquisition Statutes. The Common Stock of the Company is subject to the "affiliated transaction" and "control-share acquisition" provisions of the Florida Business Corporation Act, Sections 607.0901 and 607.0902, Florida Statutes, respectively. These provide that, subject to certain exceptions, an "affiliated transaction" must be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an "interested shareholder" and that "control shares" acquired in specified control-share acquisitions have voting rights only to the extent conferred by a resolution approved by the shareholders, excluding holders of shares defined as "interested shares."

  Shareholder Rights Agreement. The Company's Shareholder Rights Agreement as originally adopted provides that attached to each share of Common Stock is one right (a "Right") which, when exercisable, entitles the holder of the Right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price (the "Purchase Price") of $130, subject to adjustment. The number of Rights attached to each share of Common Stock is subject to adjustment, and as a result of the three-for-two Common Stock split to shareholders of record on June 30, 1992, each share of Common Stock now has attached to it approximately two-thirds of one Right. In certain events (such as a person or group becoming the owner of 15% or more of the Common Stock or a merger or other transaction with an entity controlled by such acquiring person or group), exercise of the Rights would entitle the holders thereof (other than the acquiring person or group) to receive Common Stock of the Company or a surviving corporation, or cash, property or other securities, with a market value equal to twice the Purchase Price. Accordingly, exercise of the Rights may cause substantial dilution to a person who attempts to acquire the Company. The Rights automatically attach to each outstanding share of Common Stock, including the Shares offered hereby. There is no monetary value presently assigned to the Rights, and they will not trade separately from the Common Stock unless and until they become exercisable. The Rights, which expire on December 5, 2001, may be redeemed at a price of $.01 per Right so long as they are not exercisable. The Shareholder Rights Agreement may have certain antitakeover effects, although it is not intended to preclude any acquisition or business combination that is at a fair price and otherwise in the best interests of the Company and its shareholders as determined by the Board. However, a shareholder could potentially disagree with the Board's determination of what constitutes a fair price or the best interests of the Company and its shareholders.

  Other Provisions. The outstanding shares of Common Stock are, and the Shares offered hereby upon issuance and payment therefor will be, fully paid and non-assessable. The Common Stock has no preemptive rights and no conversion rights.

  Transfer Agent and Registrar. Chemical Bank, New York, New York, is the transfer agent and registrar for the Common Stock.


                               LEGAL MATTERS

  Certain matters relating to the legality of the Shares offered hereby will be passed upon for the Company by Kenneth E. Armstrong, Esq., Vice President, General Counsel and Secretary of the Company.



                                 EXPERTS

  The financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their report with respect thereto. Said financial statements and schedules have been incorporated herein by reference in reliance upon their report given on the authority of said firm as experts in accounting and auditing. KPMG's report refers to changes in the methods of accounting for income taxes and post-retirement benefits other than pensions.

  The statements made herein and in the documents incorporated herein by reference that relate to matters of law or express legal conclusions are made on authority of Kenneth E. Armstrong, Esq., Vice President, General Counsel and Secretary of the Company, as an expert, and are included herein on the authority of such counsel.

                                  PART II.

                   Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.

SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . $  4,285
New York Stock Exchange Listing Fee. . . . . . . . . . . . . . . . . .  1,225
Pacific Stock Exchange Listing Fee . . . . . . . . . . . . . . . . . .    500
Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . 10,000*
Legal Fees and Blue Sky Expenses . . . . . . . . . . . . . . . . . . . 60,000*
Transfer Agent Fees and Expenses . . . . . . . . . . . . . . . . . . .  1,000*
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,990*
                                                                       ------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 80,000*
------------------
*Estimated.


Item 15.  Indemnification of Directors and Officers.

        The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, provided certain standards are met, including that such officer or director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnity shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article XI of the Company's By-laws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

        The underwriters, if any, will also agree to indemnify the directors and officers of the Company against certain liabilities to the extent set forth in the respective Underwriting Agreement.

        The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

Item 16.         Exhibits.

4.(a)* - Restated Articles of Incorporation, as amended, of the Company. (Filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, as filed with the SEC on March 30, 1992.)

  4.(b)* - Rights Agreement, dated November 21, 1991, between the Company and Chemical Bank (as successor to Manufacturers Hanover Trust Company), with form of Rights Certificate attached thereto as Exhibit A. (Filed as Exhibit 4(a) to the Company's Form 8-K dated November 21, 1991, as filed with the SEC on November 27, 1991.)

  4.(c)* - Amended Articles of Incorporation, as amended, of Florida Power. (Filed as Exhibit 3(a) to the Florida Power Annual Report on Form 10-K for the year ended December 31, 1991, as filed with the SEC in file No. 1-3274 on March 30, 1992.)

  4.(d)* - Indenture, dated as of January 1, 1944 (the "Indenture"), between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees. (Filed as Exhibit B-18 to Florida Power's Registration Statement on Form A-2 (No. 2-5293) filed with the SEC on January 24, 1944.)

  4.(e)*    -     Seventh Supplemental Indenture, dated as of July 1, 1956,
                  between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(b) to Florida Power's
                  Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27, 1991.)

  4.(f)*    -     Eighth Supplemental Indenture, dated as of July 1, 1958,
                  between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(c) to Florida Power's
                  Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27, 1991.)

  4.(g)*    -     Sixteenth Supplemental Indenture, dated as of February 1,
                  1970, between Florida Power and Morgan Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as
                  Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(d) to Florida Power's
                  Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27, 1991.)

  4.(h)*    -     Twenty-Ninth Supplemental Indenture dated as of September 1,
                  1982, between Florida Power and Morgan Guaranty Trust Company of New York and Florida National Bank, as Trustees, with reference to the modification and amendment of the Indenture.
                  (Filed as Exhibit 4(c) to Florida Power's Registration
                  Statement on Form S-3 (No.  2-79382) filed with the SEC on
                  September 17, 1982.)

  4.(i)*    -     Thirty-Eighth Supplemental Indenture dated as of July 25,
                  1994, between the Company and First Chicago Trust Company of
                  New York, as successor Trustee, Morgan Guaranty Trust Company of New York, as resigning Trustee, and First Union National
                  Bank of Florida, as resigning Co-Trustee, with reference to confirmation of First Chicago Trust Company of New York as successor Trustee under the Indenture. (Filed as Exhibit 4.(f) to Florida Power's Registration Statement on Form S-3 (No.
                  33-55273) filed with the SEC on August 29, 1994.)

  4.(j)*    -     Specimen Common Stock certificate of the Company.  (Filed as
                  Exhibit 4.(j) to the Company's Registration Statement on Form
                  S-3 (No. 33-56873) filed with the SEC on December 15, 1994.)

  4.(k)* - Agreement and Plan of Merger dated as of December 1, 1994, by and among the Company, EFC Merger Corp., FMI and the Selling Stockholders. (Filed as Exhibit 4.(k) to the Company's Registration Statement on Form S-3 (No. 33-56873) filed with the SEC on December 15, 1994.)

  5         -     Opinion of Kenneth E. Armstrong, Esq. regarding the legality of the Common Stock to be issued.

  23.(a)    -     Consent of KPMG Peat Marwick LLP, independent certified public accountants.

  23.(b)    -     Consent of Kenneth E. Armstrong, Esq. is contained in his
                  opinion filed as Exhibit 5.

  24        -     Powers of Attorney are included on the signature page of this
                  Registration Statement.
---------
* Incorporated herein by reference.


Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 30th day of January, 1996.

                          FLORIDA PROGRESS CORPORATION


                           By: /s/Jack B. Critchfield
                               --------------------------
                              Jack B. Critchfield, Chairman
                              and Chief Executive Officer

  KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Florida Progress Corporation (the "Company"), a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint KENNETH E. ARMSTRONG, JEFFREY R. HEINICKA and DOUGLAS E. WENTZ, and each of them, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                   Title                            Date


(i)  /s/Jack B. Critchfield                     Chairman, Chief Executive            January 30, 1996
     ----------------------                       Officer and Director
     Jack B. Critchfield
     Principal Executive Officer


(ii) /s/Jeffrey R. Heinicka                     Senior Vice President and            January 30, 1996
     ----------------------                       Chief Financial Officer
     Jeffrey R. Heinicka
     Principal Financial Officer


(iii)/s/John Scardino, Jr.                      Vice President and Controller        January 30, 1996
     ---------------------
     John Scardino, Jr.
     Principal Accounting Officer


(iv) A majority of the Directors, including (i) above:


              Signature                                   Title                            Date


/s/Willard D. Frederick, Jr.                              Director                   January 30, 1996
----------------------------
 Willard D. Frederick, Jr.


/s/Michael P. Graney                                      Director                   January 30, 1996
----------------------------
 Michael P. Graney


/s/Allen J. Keesler, Jr.                                  Director                   January 30, 1996
----------------------------
 Allen J. Keesler, Jr.


/s/Richard Korpan                                         Director                   January 30, 1996
----------------------------
 Richard Korpan


/s/Clarence V. McKee                                      Director                   January 30, 1996
----------------------------
 Clarence V. McKee


/s/Vincent J. Naimoli                                     Director                   January 30, 1996
----------------------------
 Vincent J. Naimoli


/s/Richard A. Nunis                                       Director                   January 30, 1996
----------------------------
 Richard A. Nunis


/s/Charles B. Reed                                        Director                   January 30, 1996
----------------------------
 Charles B. Reed


/s/Joan D. Ruffier                                        Director                   January 30, 1996
----------------------------
 Joan D. Ruffier


                                                          Director
----------------------------
 Robert T. Stuart, Jr.


/s/Jean Giles Wittner                                     Director                   January 30, 1996
----------------------------
 Jean Giles Wittner


                               EXHIBIT INDEX



 4.(a)* - Restated Articles of Incorporation, as amended, of the Company. (Filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, as filed with the SEC on March 30, 1992.)

  4.(b)* - Rights Agreement, dated November 21, 1991, between the Company and Chemical Bank (as successor to Manufacturers Hanover Trust Company), with form of Rights Certificate attached thereto as Exhibit A. (Filed as Exhibit 4(a) to the Company's Form 8-K dated November 21, 1991, as filed with the SEC on November 27, 1991.)

  4.(c)* - Amended Articles of Incorporation, as amended, of Florida Power. (Filed as Exhibit 3(a) to the Florida Power Annual Report on Form 10-K for the year ended December 31, 1991, as filed with the SEC in file No. 1-3274 on March 30, 1992.)

  4.(d)*      -         Indenture, dated as of January 1, 1944 (the
                        "Indenture"), between Florida Power and Guaranty Trust
                        Company of New York and The Florida National Bank of
                        Jacksonville, as Trustees.  (Filed as Exhibit B-18 to
                        Florida Power's Registration Statement on Form A-2
                        (No. 2-5293) filed with the SEC on January 24, 1944.)

  4.(e)*      -         Seventh Supplemental Indenture, dated as of July 1,
                        1956, between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of
                        Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(b) to Florida Power's Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27, 1991.)

  4.(f)*      -         Eighth Supplemental Indenture, dated as of July 1, 1958,
                        between Florida Power and Guaranty Trust Company of New
                        York and The Florida National Bank of Jacksonville, as
                        Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(c) to Florida Power's Registration Statement on Form S-3 (No.
                        33-16788) filed with the SEC on September 27, 1991.)

  4.(g)*      -         Sixteenth Supplemental Indenture, dated as of February
                        1, 1970 between Florida Power and Morgan Guaranty Trust
                        Company of New York and The Florida National Bank of
                        Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(d) to Florida Power's Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27, 1991.)


  4.(h)*      -         Twenty-Ninth Supplemental Indenture dated as of
                        September 1, 1982, between Florida Power and Morgan
                        Guaranty Trust Company of New York and Florida National
                        Bank, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(c) to Florida Power's Registration Statement on Form S-3
                        (No. 2-79382) filed with the SEC on September 17, 1982.)

  4.(i)*      -         Thirty-Eighth Supplemental Indenture dated as of July
                        25, 1994, between the Company and First Chicago Trust
                        Company of New York, as successor Trustee, Morgan
                        Guaranty Trust Company of New York, as resigning
                        Trustee, and First Union National Bank of Florida, as resigning Co-Trustee, with reference to confirmation of First Chicago Trust Company of New York as successor
                        Trustee under the Indenture.  (Filed as Exhibit 4.(f) to
                        Florida Power's Registration Statement on Form S-3 (No.
                        33-55273) filed with the SEC on August 29, 1994.)

  4.(j)*      -         Specimen Common Stock certificate of the Company.
                        (Filed as Exhibit 4.(j) to the Company's Registration
                        Statement on Form S-3 (No. 33-5673) filed with the SEC on December 15, 1994.)

  4.(k)*      -         Agreement and Plan of Merger dated as of December 1,
                        1994, by and among the Company, EFC Merger Corp., FMI and the Selling Stockholders. (Filed as Exhibit 4.(k) to the Company's Registration Statement on Form S-3 (No.
                        33-56873) filed with the SEC on December 15, 1994.)

  5           -         Opinion of Kenneth E. Armstrong, Esq. regarding the
                        legality of the Common Stock to be issued.

  23.(a)      -         Consent of KPMG Peat Marwick LLP, independent certified
                        public accountants.

  23.(b)      -         Consent of Kenneth E. Armstrong, Esq. is contained in
                        his opinion filed as Exhibit 5.

  24          -         Powers of Attorney are included on the signature page of
                        this Registration Statement.
---------
* Incorporated herein by reference.







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